Exhibit 99.1

NEWS RELEASE

Cardtronics Announces Pricing of $300 Million Private Offering of Senior Notes

HOUSTON, March 30, 2017 — Cardtronics plc (Nasdaq: CATM) (“Cardtronics” or the “Company”), today announced the pricing of $300 million in aggregate principal amount of 5.50% senior notes due 2025, issued by two of its indirect, wholly-owned subsidiaries, Cardtronics, Inc. and Cardtronics USA, Inc., at par for sale to eligible purchasers in a private offering (the “Notes Offering”). The Notes Offering is expected to close April 4, 2017, subject to customary closing conditions.

Cardtronics intends to use the net proceeds from the Notes Offering to repay approximately $294.5 million of outstanding borrowings under its revolving credit facility, which amounts were borrowed to fund the acquisition of DirectCash Payments Inc. by a subsidiary of Cardtronics on January 6, 2017.

The notes to be offered have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act or the securities laws of any other jurisdiction. Accordingly, the notes are expected to be eligible for resale only to qualified institutional buyers and outside the United States to non-U.S. persons in compliance with Regulation S. This announcement shall not constitute an offer to sell or a solicitation of an offer to buy any of these securities nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Certain statements in this press release are forward-looking and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These statements are based upon Cardtronics’ current belief as to the outcome and timing of future events. All statements, other than statements of historical facts, including all statements regarding the proposed offering of the notes, that address activities that Cardtronics plans, expects, believes, projects, estimates or anticipates will, should or may occur in the future, including future capital expenditures and future financial or operating results, are forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include the timing and extent of changes in operating risks, liquidity risks, legislative developments and other risk factors and known trends and uncertainties as described in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2016 and Current Reports on Form 8-K. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, Cardtronics’ actual results and plans could differ materially from those expressed in the forward-looking statements. Cardtronics undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

About Cardtronics (NASDAQ: CATM)

Making ATM cash access convenient where people shop, work, and live, Cardtronics is at the convergence of retailers, financial institutions, prepaid card programs, and the customers they share. Cardtronics provides services to approximately 231,000 ATMs in North America, Europe, and Asia-Pacific. Whether Cardtronics is driving foot traffic for top retailers, enhancing ATM brand presence for card issuers or expanding card holders’ surcharge-free cash access, Cardtronics is convenient access to cash, when and where consumers need it. Cardtronics is where cash meets commerce.

Contact Information:

Media Relations Nick Pappathopoulos Director — Public Relations 832-308-4396 npappathopoulos@cardtronics.com	Investor Relations Phillip Chin EVP — Corporate Development & Investor Relations 832-308-4975 ir@cardtronics.com

Cardtronics is a registered trademark of Cardtronics plc and its subsidiaries

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